Exhibit 99






Release Date:                                             Further Information:

IMMEDIATE RELEASE                                         David J. Bursic
July 21, 2008                                             President and CEO -or-
                                                          Pamela M. Tracy
                                                          Investor Relations
                                                          Phone: 412/364-1913



              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


         WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on July 21, 2008 declared a regular $0.16 cash dividend on the common stock of the Company, payable on August 21, 2008 to the stockholders of record at the close of business on August 11, 2008.

         WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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